UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 4, 2014 (December 2, 2014)

Date of Report (Date of earliest event reported)

Caesars Entertainment Operating Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10413	75-1941623
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On December 2, 2014, Caesars Entertainment Operating Company, Inc. (“CEOC”) and Caesars Entertainment Corporation (“CEC”) executed a Second Amended and Restated Waiver Agreement (the “Agreement”) dated and effective as of August 12, 2014 (the “Effective Date”) for the benefit of UMB Bank, National Association, as the trustee (the “Trustee”) under the indentures (the “Indentures”) governing the Senior Secured Notes (as defined below), and the registered and beneficial holders (the “Holders”) from time to time of CEOC’s 11.25% senior secured notes due 2017, 8.5% senior secured notes due 2020 and 9% senior secured notes due 2020 (collectively, the “Senior Secured Notes”). Pursuant to the Agreement, if the Trustee or Holders provide a notice of default (or, in the case of the indenture governing the 8.5% senior secured notes due 2020, an additional notice of default) in respect of Specified Defaults (as defined in the Agreement) under any or all of the Indentures at any time on or after the Effective Date, such notice of default will be deemed to have been given as of the Effective Date of the Agreement for any and all purposes; provided that each Specified Default alleged in such Notice of Default under Section 6.01(c) or (j) of any or all of the Indentures shall become an “Event of Default” under such Indenture(s) if CEOC does not cure such Specified Default within three calendar days. Subject to written extension by CEOC and CEC, any notice of default that is provided after April 9, 2015 shall not have the benefit of the Agreement. Notwithstanding the Agreement, CEOC reserved all rights to challenge whether or not any Specified Defaults constitute actual defaults under the applicable Indentures.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 10.1 hereto, and is incorporated by reference herein.

Item 9.01 Other Events.

(d) Exhibits. The following exhibit is being filed herewith:

Exhibit No.	Description

10.1	Second Amended and Restated Waiver Agreement dated as of August 12, 2014 by Caesars Entertainment Operating Company, Inc. and Caesars Entertainment Corporation for the exclusive benefit of UMB Bank, National Association, as successor trustee and any successor trustee under each of the Indentures referenced therein, and the registered and beneficial holders from time to time of the senior secured notes referenced therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

Date: December 4, 2014	By:	/s/ SCOTT E. WIEGAND
		Name:	Scott E. Wiegand
		Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated Waiver Agreement dated as of August 12, 2014 by Caesars Entertainment Operating Company, Inc. and Caesars Entertainment Corporation for the exclusive benefit of UMB Bank, National Association, as successor trustee and any successor trustee under each of the Indentures referenced therein, and the registered and beneficial holders from time to time of the senior secured notes referenced therein.